SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 28, 2003
(To Prospectus dated January 29, 2003)


                              CWABS MASTER TRUST
                       (for the Series 2003-E Subtrust)
                                    Issuer
                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2003-E

                                ---------------

The notes represent
obligations of the
CWABS Master Trust                 The Notes
for the Series 2003-E
Subtrust only and not of           o    This supplement relates to the offering of the notes of the series
any other series trust of               referenced above. This supplement does not contain complete information
the CWABS Master                        about the offering of the notes . Additional information is contained in
Trust and do not                        the prospectus supplement dated May 28, 2003, prepared in connection with
represent an interest in                the offering of the notes of the series referenced above, as supplemented
or obligation of                        by the supplement to the prospectus supplement dated March 15, 2004 and
CWABS, Inc.,                            in the prospectus of the depositor dated January 29, 2003. You are urged
Countrywide Home                        to read this supplement, the prospectus supplement, the supplements
Loans, Inc., or any of                  described above and the prospectus in full.
their affiliates.
                                   o    As of July 15, 2004, the note principal balance of the notes was
This supplement may be                  $399,086,861.
used to offer and sell the
notes only if
accompanied by the
prospectus supplement
and the prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 9, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of July 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 14,446 mortgage loans having an aggregate principal balance of approximately $401,836,815.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                            As of July 1, 2004


Total Number of Mortgage Loans                                   401,836,815
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
      30-59 days...............................................      0.23%
      60-89 days...............................................      0.21%
      90 days or more (excluding pending foreclosures).........      0.15%
                                                                     -----
      Total Delinquencies......................................      0.59%
                                                                     =====
Foreclosures Pending...........................................      0.05%
                                                                     -----
Total Delinquencies and foreclosures pending...................      0.64%
                                                                     =====

------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At June 30, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004, Countrywide provided servicing for approximately $26.63 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long eno ugh to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                       As of December 31, 2000        As of December 31, 2001      As of December 31, 2002
                    -------------------------------------------------------------------------------------------
                        Principal                      Principal                    Principal
                         Balance       Percentage       Balance      Percentage      Balance        Percentage
                    -----------------  ---------- -----------------  --------- -------------------  -----------
Portfolio.......... $3,748,790,561.82      --     $5,479,012,451.54     --     $ 10,640,766,181.58     --
Delinquency
percentage
30-59 Days......... $   14,580,950.53     0.39%   $   28,456,872.07    0.52%   $     42,864,688.91    0.40%
60-89 Days.........      4,626,810.83     0.12%        7,555,089.12    0.14%         10,661,957.76    0.10%
90+ Days...........     10,660,110.74     0.28%       21,422,742.71    0.39%         19,421,702.11    0.18%
                    -------------------  -------  ------------------  -------  --------------------  -------
Total.............. $   29,867,872.10     0.80%   $   57,434,703.90    1.05%   $     72,948,348.78    0.69%
Foreclosure Rate... $    1,232,842.13     0.03%   $    3,142,409.33    0.06%   $      6,603,778.76    0.06%
Bankruptcy Rate.... $    9,192,831.89     0.25%   $   12,681,563.87    0.23%   $     43,053,210.55    0.40%




                          As of December 31, 2003          As of December 31, 2004
                    -------------------------------------------------------------------
                         Principal                          Principal
                          Balance        Percentage          Balance         Percentage
                    -------------------  ------------  ------------------   -----------
Portfolio.......... $18,965,891,972.70       --        $26,631,284,196.44        --
Delinquency
percentage
30-59 Days......... $    61,283,288.31      0.32%      $    64,783,653.30      0.24%
60-89 Days.........      15,962,355.26      0.08%           21,551,866.31      0.08%
90+ Days...........      37,736,971.30      0.20%           41,230,217.23      0.15%
                    -------------------   --------  ------------------------  -------
Total.............. $   114,982,614.87      0.61%      $   127,565,736.84      0.48%
Foreclosure Rate... $     4,984,448.78      0.03%      $     7,340,123.37      0.03%
Bankruptcy Rate.... $    41,137,908.75      0.22%      $    39,166,710.18      0.15%



                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of July 15, 2004, the Note Principal Balance of the notes was $399,086,861. For additio nal information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The July 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC "). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect, for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Statistic Calculation Pool
(As of Calculation Date)


                                                                           Range

Aggregate Principal Balance                         $401,836,815

Weighted Average Mortgage Rate                      5.82%                          3.00% to        10.38%
Weighted Average Gross Margin                       1.83%                         -1.00% to         6.38%
Weighted Average Maximum Mortgage Rate              17.89%                        16.00% to        21.00%
Weighted Average Principal Balance                  $27,816                           $0 to    $1,000,000
Weighted Average Credit Limit                       $40,535                       $5,250 to    $1,000,000
Weighted Average Scheduled Remaining Term (months)  284                               59 to           288
Weighted Average Combined Loat-to-Value Ratio       83.22%                         4.62% to       100.00%
Weighted Average Credit Limit Utilization Rate      68.62%                         0.00% to       104.00%
Weighted Average Credit Score                       713
Weighted Average Second Mortgage Ratio              22.13%                         1.00% to       100.00%



Mortgage Loan Programs

                                                              Number of           Aggregate Unpaid      % of Aggregate
                     Description                              Mortgage Loans      Principal Balance     Principal Balance
                     ----------------------------------------------------------------------------------------------------
                     3 Year Draw, 10 Year Repay               3                          $33,922                 0.01 %
                     5 Year Draw, 5 Year Repay                43                        $738,623                 0.18
                     5 Year Draw, 10 Year Repay               54                      $1,873,337                 0.47
                     10 Year Draw, 15 Year Repay              14,280                $396,463,905                98.66
                     15 Year Draw, 0 Year Repay               40                      $2,010,539                  0.5
                     15 Year Draw, 10 Year Repay              26                        $716,489                 0.18
                     ----------------------------------------------------------------------------------------------------
                     Total                                    14,446                $401,836,815                  100 %
                     ====================================================================================================

Mortgage Loan Principal Balances

                     Range of Mortgage Loan                   Number of           Aggregate Unpaid      % of Aggregate
                     Principal Balances                       Mortgage Loans      Principal Balance     Principal Balance
                     ----------------------------------------------------------------------------------------------------
                     $ 0.00 to $ 10,000                       3,924                  $11,062,351                 2.75 %
                     $ 10,000.01 to $ 20,000                  3,475                  $53,471,068                13.31
                     $ 20,000.01 to $ 30,000                  2,789                  $70,024,504                17.43
                     $ 30,000.01 to $ 40,000                  1,507                  $52,421,044                13.05
                     $ 40,000.01 to $ 50,000                  948                    $43,036,991                10.71
                     $ 50,000.01 to $ 60,000                  548                    $30,032,517                 7.47
                     $ 60,000.01 to $ 70,000                  330                    $21,467,924                 5.34
                     $ 70,000.01 to $ 80,000                  244                    $18,286,928                 4.55
                     $ 80,000.01 to $ 90,000                  146                    $12,370,947                 3.08
                     $ 90,000.01 to $100,000                  152                    $14,673,370                 3.65
                     $100,000.01 to $125,000                  106                    $11,965,674                 2.98
                     $125,000.01 to $150,000                  119                    $16,823,632                 4.19
                     $150,000.01 to $175,000                  33                      $5,411,607                 1.35
                     $175,000.01 to $200,000                  38                      $7,251,606                  1.8
                     $200,000.01 to $225,000                  10                      $2,121,718                 0.53
                     $225,000.01 to $250,000                  15                      $3,544,527                 0.88
                     $250,000.01 to $275,000                  8                       $2,090,653                 0.52
                     $275,000.01 to $300,000                  12                      $3,517,536                 0.88
                     $300,000.01 to $325,000                  1                         $301,295                 0.07
                     $325,000.01 to $350,000                  5                       $1,714,261                 0.43
                     $350,000.01 to $375,000                  3                       $1,078,055                 0.27
                     $375,000.01 to $400,000                  4                       $1,571,557                 0.39
                     $400,000.01 to $425,000                  2                         $834,878                 0.21
                     $425,000.01 to $450,000                  6                       $2,634,969                 0.66
                     $450,000.01 to $475,000                  1                         $465,000                 0.12
                     $500,000.01 to $525,000                  1                         $504,000                 0.13
                     $550,000.01 to $575,000                  2                       $1,125,054                 0.28
                     $575,000.01 to $600,000                  1                         $586,088                 0.15
                     $600,000.01 to $625,000                  2                       $1,241,431                 0.31
                     $650,000.01 to $675,000                  1                         $659,070                 0.16
                     $725,000.01 to $750,000                  2                       $1,490,000                 0.37
                     $750,000.01 to $775,000                  1                         $759,300                 0.19
                     $800,000.01 to $825,000                  1                         $807,703                  0.2
                     $975,000.01 to $1,000,000                4                       $3,999,142                    1
                     ----------------------------------------------------------------------------------------------------
                     Total                                    14,446                $401,836,815                  100 %
                     ====================================================================================================



Mortgage Rates

                         Range of Mortgage          Number of           Aggregate Unpaid       % of Aggregate
                         Rates (%)                  Mortgage Loans      Principal Balance      Principal Balance
                         ---------------------------------------------------------------------------------------
                         3.001 - 3.500              5                        $1,282,106                0.32 %
                         3.501 - 4.000              1,578                   $45,598,037               11.35
                         4.001 - 4.500              1,774                   $61,464,400                15.3
                         4.501 - 5.000              285                     $16,649,202                4.14
                         5.001 - 5.500              892                     $19,924,095                4.96
                         5.501 - 6.000              2,915                   $60,002,175               14.93
                         6.001 - 6.500              3,675                  $103,999,408               25.88
                         6.501 - 7.000              1,442                   $40,609,924               10.11
                         7.001 - 7.500              1,277                   $36,946,161                9.19
                         7.501 - 8.000              274                      $6,746,533                1.68
                         8.001 - 8.500              163                      $4,202,602                1.05
                         8.501 - 9.000              145                      $3,751,522                0.93
                         9.001 - 9.500              15                         $448,789                0.11
                         9.501 - 10.000             2                           $29,572                0.01
                         10.001 - 10.500            4                          $182,290                0.05
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         =======================================================================================

Months Remaining to Maturity

                         Months Remaining           Number of           Aggregate Unpaid       % of Aggregate
                         to Maturity                Mortgage Loans      Principal Balance      Principal Balance
                         ---------------------------------------------------------------------------------------
                         49 - 60                    1                           $15,895                   0 %
                         61 - 72                    2                           $18,027                   0
                         97 - 108                   43                         $738,623                0.18
                         157 - 168                  94                       $3,883,876                0.97
                         181 - 192                  10                         $248,328                0.06
                         193 - 204                  20                         $481,487                0.12
                         205 - 216                  46                         $917,565                0.23
                         217 - 228                  2                           $67,281                0.02
                         253 - 264                  1                           $27,939                0.01
                         265 - 276                  2                           $34,742                0.01
                         277 - 288                  14,225                 $395,403,053                98.4
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         =======================================================================================


Combined Loan-to-Value Ratios

                         Range of Combined          Number of           Aggregate Unpaid       % of Aggregate
                         Loan-to-Value Ratios (%)   Mortgage Loans      Principal Balance      Principal Balance
                         ---------------------------------------------------------------------------------------
                         0 -10.00                   4                           $77,745                0.02 %
                         10.01-20.00                45                       $1,932,494                0.48
                         20.01-30.00                70                       $2,344,392                0.58
                         30.01-40.00                166                      $4,164,151                1.04
                         40.01-50.00                334                     $11,136,884                2.77
                         50.01-60.00                571                     $16,202,435                4.03
                         60.01-70.00                1,280                   $40,734,137               10.14
                         70.01-80.00                2,145                   $65,525,730               16.31
                         80.01-90.00                5,841                  $143,635,880               35.74
                         90.01-100.00               3,990                  $116,082,967               28.89
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         =======================================================================================



Mortgage Loan Distribution by State

                                                    Number of           Aggregate Unpaid       % of Aggregate
                         State                      Mortgage Loans      Principal Balance      Principal Balance
                         ---------------------------------------------------------------------------------------
                         Arizona                    438                      $8,840,282                 2.2 %
                         California                 2,805                  $113,309,364                28.2
                         Colorado                   590                     $18,123,425                4.51
                         Connecticut                122                      $4,064,617                1.01
                         Delaware                   35                         $940,483                0.23
                         Washington, DC             18                         $609,845                0.15
                         Florida                    963                     $25,125,438                6.25
                         Georgia                    493                     $14,846,579                3.69
                         Hawaii                     150                      $5,842,130                1.45
                         Idaho                      127                      $2,207,796                0.55
                         Illinois                   645                     $14,728,057                3.67
                         Indiana                    210                      $4,133,905                1.03
                         Iowa                       125                      $2,307,125                0.57
                         Kansas                     152                      $3,041,048                0.76
                         Kentucky                   121                      $3,222,755                 0.8
                         Louisiana                  134                      $2,786,419                0.69
                         Maine                      64                       $1,245,622                0.31
                         Maryland                   297                      $6,875,154                1.71
                         Massachusetts              476                     $14,292,643                3.56
                         Michigan                   599                     $13,453,203                3.35
                         Minnesota                  168                      $4,301,741                1.07
                         Mississippi                40                       $1,049,024                0.26
                         Missouri                   211                      $3,896,384                0.97
                         Montana                    53                       $1,270,381                0.32
                         Nebraska                   33                         $554,728                0.14
                         Nevada                     214                      $5,485,751                1.37
                         New Hampshire              75                       $1,622,902                 0.4
                         New Jersey                 520                     $13,877,844                3.45
                         New Mexico                 132                      $2,878,841                0.72
                         New York                   496                     $19,076,386                4.75
                         North Carolina             395                      $8,691,375                2.16
                         North Dakota               11                         $177,167                0.04
                         Ohio                       590                     $12,107,832                3.01
                         Oklahoma                   140                      $2,606,193                0.65
                         Oregon                     186                      $4,344,085                1.08
                         Pennsylvania               523                     $10,524,253                2.62
                         Rhode Island               50                       $1,044,720                0.26
                         South Carolina             112                      $2,224,822                0.55
                         South Dakota               11                         $231,722                0.06
                         Tennessee                  268                      $6,006,479                1.49
                         Texas                      52                       $1,541,188                0.38
                         Utah                       125                      $3,043,865                0.76
                         Vermont                    19                         $465,305                0.12
                         Virginia                   409                     $10,499,151                2.61
                         Washington                 411                     $10,456,009                 2.6
                         West Virginia              44                         $768,043                0.19
                         Wisconsin                  296                      $6,895,492                1.72
                         Wyoming                    36                         $380,580                0.09
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         =======================================================================================



Property Type

                                                     Number of           Aggregate Unpaid      % of Aggregate
                         Description                 Mortgage Loans      Principal Balance     Principal Balance
                         ---------------------------------------------------------------------------------------
                         Single Family Residence     10,979                $305,916,397                76.13 %
                         Planned Unit Development    2,176                  $64,349,465                16.01
                         Condominium - Low Rise      1,100                  $25,695,082                 6.39
                         2 - 4 Family Residence      191                     $5,875,870                 1.46
                         ---------------------------------------------------------------------------------------
                         Total                       14,446                $401,836,815                  100 %
                         =======================================================================================

Lien Type

                                                     Number of           Aggregate Unpaid      % of Aggregate
                         Type                        Mortgage Loans      Principal Balance     Principal Balance
                         ---------------------------------------------------------------------------------------
                         1st Liens                   272                    $26,287,914                 6.54 %
                         2nd Liens                   14,174                $375,548,902                93.46
                         ---------------------------------------------------------------------------------------
                         Total                       14,446                $401,836,815                  100 %
                         =======================================================================================

Gross Margins

                                                    Number of           Aggregate Unpaid      % of Aggregate
                         Type                        Mortgage Loans      Principal Balance     Principal Balance
                         ---------------------------------------------------------------------------------------
                         Less than 0                 5                       $1,235,507                 0.31 %
                         0                           1,590                  $45,902,709                11.42
                         0.001 - 0.250               297                    $13,062,666                 3.25
                         0.251 - 0.500               1,469                  $47,984,809                11.94
                         0.501 - 0.750               126                     $7,228,005                  1.8
                         0.751 - 1.000               146                     $8,793,303                 2.19
                         1.001 - 1.250               605                    $15,095,046                 3.76
                         1.251 - 1.500               282                     $4,494,505                 1.12
                         1.501 - 1.750               228                     $7,609,048                 1.89
                         1.751 - 2.000               2,686                  $52,267,202                13.01
                         2.001 - 2.250               1,284                  $36,379,790                 9.05
                         2.251 - 2.500               2,393                  $68,399,997                17.02
                         2.501 - 2.750               263                    $12,818,631                 3.19
                         2.751 - 3.000               1,185                  $28,012,680                 6.97
                         3.001 - 3.250               168                     $3,950,117                 0.98
                         3.251 - 3.500               1,107                  $32,967,205                  8.2
                         3.501 - 3.750               231                     $5,686,658                 1.42
                         3.751 - 4.000               48                      $1,229,441                 0.31
                         4.001 - 4.250               111                     $2,651,041                 0.66
                         4.251 - 4.500               53                      $1,582,144                 0.39
                         4.501 - 4.750               116                     $2,825,021                  0.7
                         4.751 - 5.000               32                      $1,000,640                 0.25
                         5.001 - 5.250               10                        $388,549                  0.1
                         5.251 - 5.500               5                          $60,240                 0.01
                         5.501 - 5.750               2                          $29,572                 0.01
                         6.001 - 6.250               2                         $144,080                 0.04
                         6.251 - 6.500               2                          $38,209                 0.01
                         ---------------------------------------------------------------------------------------
                         Total                       14,446                $401,836,815                  100 %
                         =======================================================================================



Maximum Mortage Rates

                         Maximum Mortgage           Number of           Aggregate Unpaid      % of Aggregate
                         Rate (%)                   Mortgage Loans      Principal Balance     Principal Balance
                         ---------------------------------------------------------------------------------------
                         16                         398                     $8,851,071                  2.2 %
                         17                         1,012                  $26,534,491                  6.6
                         18                         13,032                $366,268,964                91.15
                         21                         4                         $182,290                 0.05
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                $401,836,815                  100 %
                         =======================================================================================


Minimum Mortgage Rates

                         Minimum Mortgage           Number of           Aggregate Unpaid      % of Aggregate
                         Rate (%)                   Mortgage Loans      Principal Balance     Principal Balance
                         ---------------------------------------------------------------------------------------
                         0                          1,595                  $47,138,216                11.73 %
                         0.001 - 0.250              297                    $13,062,666                 3.25
                         0.251 - 0.500              1,469                  $47,984,809                11.94
                         0.501 - 0.750              126                     $7,228,005                  1.8
                         0.751 - 1.000              146                     $8,793,303                 2.19
                         1.001 - 1.250              605                    $15,095,046                 3.76
                         1.251 - 1.500              282                     $4,494,505                 1.12
                         1.501 - 1.750              228                     $7,609,048                 1.89
                         1.751 - 2.000              2,686                  $52,267,202                13.01
                         2.001 - 2.250              1,284                  $36,379,790                 9.05
                         2.251 - 2.500              2,393                  $68,399,997                17.02
                         2.501 - 2.750              263                    $12,818,631                 3.19
                         2.751 - 3.000              1,185                  $28,012,680                 6.97
                         3.001 - 3.250              168                     $3,950,117                 0.98
                         3.251 - 3.500              1,107                  $32,967,205                  8.2
                         3.501 - 3.750              231                     $5,686,658                 1.42
                         3.751 - 4.000              48                      $1,229,441                 0.31
                         4.001 - 4.250              111                     $2,651,041                 0.66
                         4.251 - 4.500              53                      $1,582,144                 0.39
                         4.501 - 4.750              116                     $2,825,021                  0.7
                         4.751 - 5.000              32                      $1,000,640                 0.25
                         5.001 - 5.250              10                        $388,549                  0.1
                         5.251 - 5.500              5                          $60,240                 0.01
                         5.501 - 5.750              2                          $29,572                 0.01
                         6.001 - 6.250              2                         $144,080                 0.04
                         6.251 - 6.500              2                          $38,209                 0.01
                         ---------------------------------------------------------------------------------------
                         Total                      14,446                $401,836,815                  100 %
                         =======================================================================================



Credit Limits

                                                    Number of           Aggregate Unpaid      % of Aggregate
                         Range of Credit Limits     Mortgage Loans      Principal Balance     Principal Balance
                         --------------------------------------------------------------------------------------
                         $0.00 to $ 10,000          787                     $4,425,740                  1.1 %
                         $10,000.01 to $ 20,000     3,849                  $43,188,161                10.75
                         $20,000.01 to $ 30,000     3,589                  $68,922,010                17.15
                         $30,000.01 to $ 40,000     1,967                  $51,267,356                12.76
                         $40,000.01 to $ 50,000     1,518                  $48,152,825                11.98
                         $50,000.01 to $ 60,000     716                    $29,828,839                 7.42
                         $60,000.01 to $ 70,000     416                    $20,748,070                 5.16
                         $70,000.01 to $ 80,000     347                    $18,388,346                 4.58
                         $80,000.01 to $ 90,000     235                    $13,583,930                 3.38
                         $90,000.01 to $100,000     394                    $21,700,481                  5.4
                         $100000.01 to $125,000     134                    $10,103,474                 2.51
                         $125000.01 to $150,000     197                    $18,679,112                 4.65
                         $150000.01 to $175,000     49                      $5,247,698                 1.31
                         $175,000.01 to $200,000    77                      $9,398,126                 2.34
                         $200,000.01 to $225,000    25                      $3,446,138                 0.86
                         $225,000.01 to $250,000    28                      $3,450,143                 0.86
                         $250,000.01 to $275,000    11                      $1,324,328                 0.33
                         $275,000.01 to $300,000    29                      $4,811,487                  1.2
                         $300,000.01 to $325,000    4                         $216,789                 0.05
                         $325,000.01 to $350,000    10                      $2,521,713                 0.63
                         $350,000.01 to $375,000    3                         $721,748                 0.18
                         $375,000.01 to $400,000    7                       $2,159,001                 0.54
                         $400,000.01 to $425,000    2                         $657,984                 0.16
                         $425,000.01 to $450,000    7                       $2,055,225                 0.51
                         $475,000.01 to $500,000    19                      $4,333,152                 1.08
                         $500,000.01 to $525,000    1                         $504,000                 0.13
                         $525,000.01 to $550,000    1                               $0                    0
                         $550,000.01 to $575,000    2                       $1,125,054                 0.28
                         $575,000.01 to $600,000    1                         $586,088                 0.15
                         $600,000.01 to $625,000    2                       $1,055,690                 0.26
                         $625,000.01 to $650,000    1                           $1,984                    0
                         $650,000.01 to $675,000    1                         $659,070                 0.16
                         $675,000.01 to $700,000    1                               $0                    0
                         $700,000.01 to $725,000    1                         $497,622                 0.12
                         $725,000.01 to $750,000    4                       $1,490,000                 0.37
                         $875,000.01 to $900,000    1                         $759,300                 0.19
                         $975,000.01 to $1,000,000  10                      $5,826,131                 1.45
                         --------------------------------------------------------------------------------------
                         Total                      14,446                $401,836,815                  100 %
                         ======================================================================================



Credit Limit Utilization Range


                         Range of Credit            Number of           Aggregate Unpaid       % of Aggregate
                         Utilization Rates (5)      Mortgage Loans      Principal Balance      Principal Balance
                         --------------------------------------------------------------------------------------
                         0.00%                      2,207                        $5,882                   0 %
                         0.01% - 10.00%             234                        $744,115                0.19
                         10.01% - 20.00%            272                      $2,123,572                0.53
                         20.01% - 30.00%            288                      $3,319,661                0.83
                         30.01% - 40.00%            326                      $5,278,788                1.31
                         40.01% - 50.00%            369                      $7,934,932                1.97
                         50.01% - 60.00%            466                     $10,732,762                2.67
                         60.01% - 70.00%            549                     $15,826,172                3.94
                         70.01% - 80.00%            656                     $19,115,888                4.76
                         80.01% - 90.00%            1,119                   $34,580,103                8.61
                         90.01% - 100.00%           7,959                  $302,071,257               75.17
                         100.01% or Greater         1                          $103,683                0.03
                         --------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         ======================================================================================


Credit Scores


                         Range of                   Number of           Aggregate Unpaid       % of Aggregate
                         Credit Scores              Mortgage Loans      Principal Balance      Principal Balance
                         --------------------------------------------------------------------------------------
                         841 - 850                  1                        $13,125.00               0.327 %
                         821 - 840                  99                      $929,908.05               0.231
                         801 - 820                  452                   $7,406,611.55               1.843
                         781 - 800                  1102                 $20,901,384.81               5.201
                         761 - 780                  1620                 $39,875,397.21               9.923
                         741 - 760                  1936                 $50,726,739.62              12.624
                         721 - 740                  1937                 $54,566,652.05              13.579
                         701 - 720                  2103                 $60,054,060.15              14.945
                         681 - 700                  1930                 $60,546,768.78              15.068
                         661 - 680                  1459                 $52,402,562.31              13.041
                         641 - 660                  992                  $29,138,975.22               7.251
                         621 - 640                  717                  $22,943,061.28               5.710
                         601 - 620                  53                    $1,289,992.34               0.321
                         581 - 600                  12                      $227,103.72               0.057
                         561 - 580                  13                      $316,500.96               0.079
                         541 - 560                  7                       $199,539.03               0.050
                         521 - 540                  8                       $156,665.17               0.039
                         520 or Less                5                       $141,768.08               0.035
                         --------------------------------------------------------------------------------------
                         Total                      14446               $401,836,815.33                 100 %
                         ======================================================================================


Origination Year


                                                    Number of           Aggregate Unpaid       % of Aggregate
                         Year of Origination        Mortgage Loans      Principal Balance      Principal Balance
                         --------------------------------------------------------------------------------------
                         1994                       1                           $27,300                0.01 %
                         1995                       16                         $414,369                 0.1
                         1996                       35                         $777,887                0.19
                         1997                       29                         $529,027                0.13
                         2001                       3                           $62,681                0.02
                         2002                       285                     $10,337,650                2.57
                         2003                       14,077                 $389,687,902               96.98
                         --------------------------------------------------------------------------------------
                         Total                      14,446                 $401,836,815                 100 %
                         ======================================================================================


                                   EXHIBIT 2

     --------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2003-E
     --------------------------------------------------------------------



Distribution July 15, 2004

---------------------------------------------------------------------------------------------------------------------------------
           Original           Beginning                                                                               Ending

             Note               Note            Principal      Interest            Note          Investor Loss         Note

Class  Principal Balance  Principal Balance   Distribution   Distribution   Distribution Amount     Amount      Principal Balance
---------------------------------------------------------------------------------------------------------------------------------

Note     550,000,000.00   $420,377,001.46    $21,290,140.42  $525,033.36       $21,815,173.78       $0.00        $399,086,861.04


---------------------------------------------------------------------------------------------------------------------------------
TOTAL   $550,000,000.00   $420,377,001.46    $21,290,140.42  $525,033.36       $21,815,173.78       $0.00        $399,086,861.04
---------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------
                              AMOUNTS PER $1,000 UNIT
-------------------------------------------------------------------------------------------------------------------
                               Beginning                                                               Ending

                                  Note          Principal      Interest           Note                  Note

Class      CUSIP          Principal Balance   Distribution   Distribution   Distribution Amount   Principal Balance
-------------------------------------------------------------------------------------------------------------------
Note      126671B21          764.32182084      38.70934622    0.95460611        39.66395233          725.61247462


-------------------------------------------------------------------------------------------------------------------



---------------------------
          Rates
---------------------------


  Class       Note
---------------------------
  Note        1.498750%
---------------------------


Investor Certificate Rates based on a LIBOR of:      1.238750%






PLEASE DIRECT ANY QUESTION OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                                     Steven E. Charles
                                                     JPMorgan Chase Bank
                                                     227 W Monroe St
                                                     Chicago, IL 60606

    -------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2003-E
    -------------------------------------------------------------------


     Distribution Date:        July 15, 2004

                               Information pursuant to Section 4.04 of the
                             Sale and Servicing Agreement dated May 28, 2003


(i)          Investor Floating Allocation Percentage                     99.35015%


(ii)         Investor Distribution Amount                            21,815,173.78

(iii)        Note Interest                                              525,033.36

             Note Rate                                                   see page 1

             Note Interest not payable,

                due to insufficient Investor Interest Collections              0.00

(iv)         Unpaid Investor Interest Shortfall                                0.00

             Per $1000 of Original Investor Principal Balance             0.0000000

             Interest on the Unpaid Investor Interest Shortfall                0.00

(v)          Remaining Unpaid Investor Interest Shortfall                      0.00

             Per $1000 Original Investor Principal Balance                0.0000000


(vi), (vii)  Principal Distributed

             Investor Loss Amount paid as principal                        6,987.80

             Investor Loss Reduction Amounts paid as principal                 0.00

             Accelerated Principal Distribution Amount                       330.28

             Scheduled Principal Collections Payment Amount           21,282,822.34

             Guaranteed Principal Distribution Amount                          0.00
                                                                    ----------------
             Total Principal Distributed                              21,290,140.42


(viii)       Unreimbursed Investor Loss Reduction Amounts                      0.00

             Per $1000 of Original Investor Principal Balance             0.0000000


(ix)         Basis Risk Carryforward Distributed                               0.00


(x)          Basis Risk Carryforward Remaining                                 0.00


(xi)         Servicing Fee                                               176,302.78

             Accrued and Unpaid Servicing Fees from Prior Periods              0.00

(xii)        Note Principal Balance (before distributions)           420,377,001.46

             Note Principal Balance (after distributions)            399,086,861.04

             Investor Certificate Principal Balance
              (after distributions)                                  399,086,861.04

             Note Factor                                                  0.7256125


(xiii)       Asset Balance of Mortgage Loans                         401,836,815.33



    -------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2003-E
    -------------------------------------------------------------------





             Distribution Date:     July 15, 2004

(xiv)        Credit Enhancement Draw Amount                              0.00


(xv)         Delinquency Information
                               -----------------------------------------------
                                        Count        Balance    % of Group Bal
                               -----------------------------------------------
               30-59 days                 37       942,917.86       0.234652%
               60-89 days                 17       857,850.73       0.213482%
             90 or more days              18       604,671.03       0.150477%
                               -----------------------------------------------
                 Total                    72     2,405,439.62       0.598611%
                               -----------------------------------------------

             *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.


                               -----------------------------------------------
                                        Count        Balance    % of Group Bal
                               -----------------------------------------------
             Bankruptcy                   20       423,847.09       0.105477%
                               -----------------------------------------------
                               *Note: Bankruptcy Loans are also included in Delinquencies

(xvi)        Foreclosure and REO Information

                               -----------------------------------------------
                                        Count        Balance    % of Group Bal
                               -----------------------------------------------
             Foreclosure                  4        211,204.75       0.052560%
                REO                       2         26,436.53       0.006579%
                               -----------------------------------------------
               Total                      6        237,641.28       0.059139%
                               -----------------------------------------------


(xvii)       Optional Servicer Advances (Current Collection Period)      0.00

             Optional Servicer Advances (Outstanding)                    0.00


(xviii  )    Note Rate                                              1.498750%


(xix) Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06

             Count                                                          0

             Principal Balance                                           0.00


(xx)         Subordinated Transferor Collections                 2,749,669.72


(xxi)        Overcollateralization Step-Down Amount                      0.00


(xxii)       Available Transferor Subordinated Amount            2,749,669.72

             Required Transferor Subordinated Amount             2,750,000.00

             Interest Collections (non-Investor)                    12,778.33

             Transferor Principal Collections                    5,984,011.58




(xxiii)      Mortgage Loans for which the Mortgage Loan

             File was not delivered to the Indenture Trustee

             within 30 days of the Closing Date                  Number                 0

                                                                 Balance             0.00

    -------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2003-E
    -------------------------------------------------------------------



Distribution Date:      July 15, 2004


                                                Other information


Transferor Principal Balance (Beginning)                               2,749,669.72

Transferor Principal Balance (Ending)                                  2,749,954.29

Investor Fixed Allocation Percentage                                        100.00%



Mortgage Loans Payment Summary

Interest Received                                                      2,142,667.55

Net Liquidation Proceeds (Allocable to Interest)                               0.00

Insurance Proceeds (Allocable to Interest)                                     0.00

Servicer Optional Advance (Allocable to Interest)                              0.00

Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                      0.00

Purchase Price (90+ Day Delinq) (Allocable to Interest)                        0.00

Residual Advance                                                               0.00
                                                                     --------------
Total Interest                                                         2,142,667.55

Investor Interest Collections                                          1,953,586.44


Begining Balance                                                     423,126,671.18

Principal Collections                                                 27,266,833.92

Net Liquidation Proceeds (Alloc. to Principal)                                 0.00

Insurance Proceeds (Alloc. to Principal)                                       0.00

Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                        0.00

Purchase Price (90+ Day Delinq) (Alloc. to Principal)                          0.00

Loans Removed from the Trust by the Servicer per Sect. 2.06                    0.00

Transfer Deposit Amount per Sect. 2.02 or 2.04                                 0.00
                                                                     --------------
Total Principal                                                       27,266,833.92

Investor Principal Collections                                        27,130,499.75

Additional Balances                                                    5,984,011.58

Ending Principal Balance                                             401,836,815.33

Total Collections                                                     29,233,198.69

Alternative Principal Payment                                         21,282,822.34


Loans Average Daily Balance                                          423,703,816.66


Weighted Average Loan Rate                                                  5.8349%

Weighted Average Net Loan Rate                                              4.6899%

Maximum Rate                                                                4.6257%


Excess Interest                                                        1,370,439.45


    -------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2003-E
    -------------------------------------------------------------------



Distribution Date:      July 15, 2004



Loan Modification Summary                                          Current           Cumulative       % of Initial
                                                                   -------           ----------       ------------

Loans with Senior Lien Balance Modification (CLTV<80%)             1,200,053.42      2,318,638.00                0.43%

Loans with Senior Lien Balance Modification (CLTV>80%)                59,558.34      3,157,925.45                0.58%

Loans with Credit Limit Modification                                 525,250.00      5,542,855.00                1.02%

Loans with Gross Margin Modification                                 191,000.00      2,463,560.95                0.46%


Credit Enhancer Information

Amount due to Credit Enhancer from Prepayment Shortfall                   0.00

FGIC Surety Bond in force?                                         YES

Credit Enhancement Draw Amount                                            0.00

Guaranteed Principal Payment Amount                                       0.00

Guaranteed Distribution                                             525,033.36

Credit Enhancement Premium                                           50,795.55


Beginning O/C Amount                                                      0.00

Ending O/C Amount                                                         0.00

Ending O/C Amount (% of Original Pool Balance)                         0.0000%

Has a Cumulative Loss Test Violation Occurred?                     NO

Liquidation Loss Amount (Current Period)                              7,033.51

Liquidation Loss Amount (Cumulative)                                 69,578.50

Rolling Six Month Delinquency Rate                                     0.3362%

Spread Rate                                                            3.1912%

Excess Spread Rate                                                     3.1895%

Rolling three month Excess Spread Percentage                           3.6228%

Required Subordinated Percentage                                         0.50%

Balance used for Required Subordinated Amount                  Initial Balance

Initial Subordinated Amount                                     (8,660,967.12)

Can Required Transferor Subordinated Amount be Reduced?            NO

Has a Rapid Amortization Event occurred?                           NO

Cause of Rapid Amortization Event.                                 NA

Has an Event of Servicing Termination occurred?                    NO

Cause of Event of Servicing Termination.                           NA

-------------------------------------------------------------------------------
                             RECONCILIATION REPORT

                                                 ISSUE DATE :         28-May-03

DEAL NAME: COUNTRYWIDE HOME LOANS, INC.          DISTRIBUTION DATE:   15-Jul-04

           Revolving Home Equity Loan Asset      DETERMINATION DATE   12-Jul-04
           Backed Certificates, Series 2003-E
                                                 RUN DATE:            13-Jul-04

                                                                    09:05:16 AM
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
I. CASH RECONCILIATION
-------------------------------------------------------------------------------


A. Cash Available for Distribution                                    Total
                                                                      ------

Net Collections Interest Collections - per Servicer               $1,966,364.77

Report Principal Collections - per Servicer Report               $27,266,833.92

Residual Advance                                                          $0.00

Cash Released from Additional Loan Account                                $0.00

Insured Payment                                                           $0.00
----------------------                                            =============
Total Deposit to Collection Account                              $29,233,198.69


-------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-------------------------------------------------------------------------------

A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                           $50,795.55

Fannie Mae Guarantee Fee                                                  $0.00

Investor Certificate Interest and Unpaid Investor                   $525,033.36
Certificate Interest

Unreimbursed Credit Enhancement Draw Amounts                              $0.00

Amounts owed Master Servicer per Sect. 3.08 and 7.03                      $0.00

Basis Risk Carryforward                                                   $0.00

Class A Investor Certificate Principal Distributed               $21,290,140.42

Transferor Interest Distributed                                   $1,383,217.78

Transferor Principal Distributed                                  $5,984,011.58
                                                              -----------------

Total Distributions                                               29,233,198.69

                                                              -----------------
Difference (Remains in Collections Account)                                0.00
                                                              =================

Balance Reconciliation
----------------------
Loan Group Beginning Balance                                    $423,126,671.18

Loan Group Ending Balance                                       $401,836,815.33
                                                              -----------------
Change in Balance                                                $21,289,855.85

Principal Collections                                            $27,266,833.92

Liquidation Loss Amount                                               $7,033.51

Additional Balances                                               $5,984,011.58
                                                              -----------------
Balance Check                                                             $0.00
                                                              =================